UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2008

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Pekin, IL	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of listing.

On December 17, 2008, Aventine Renewable Energy Holdings, Inc. (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that the Company’s common stock price had fallen below the NYSE’s continued listing standard relating to minimum share price.  Rule 802.01C of the NYSE’s listed company manual requires that the Company’s common stock have a minimum average closing price of not less that $1.00 during a consecutive 30 trading-day period.

The Company will notify the NYSE that it intends to cure the deficiency.  The 30 consecutive trading-day average share price of the Company’s common stock must move back above $1.00 within six months from receipt of the NYSE notice, subject to possible extension, to regain compliance with the NYSE’s share price condition, or it will be subject to suspension and de-listing procedures.  Under the NYSE rules, the Company’s common stock will continue to be listed on the NYSE during the cure period, subject to the Company’s compliance with other NYSE continued listing requirements.

Item 8.01	Other Events.

On December 22, 2008, the Company issued a press release announcing that the Company had received a continued listing standard notice from the NYSE.  The press release is attached Exhibit 99.1 hereto and in incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired — Not Applicable

(b)           Pro forma financial information — Not Applicable

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release, dated December 22, 2008, issued by Aventine Renewable Energy Holdings, Inc. announcing that the Company had received a continued listing standard notice from the NYSE

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  December 22, 2008

AVENTINE RENEWABLE ENERGY
HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 22, 2008, issued by Aventine Renewable Energy Holdings, Inc. announcing that the Company had received a continued listing standard notice from the NYSE